                                                                    EXHIBIT 4(l)

                       HAWAIIAN ELECTRIC INDUSTRIES, INC.
                       ----------------------------------

                       Officers' Certificate Pursuant to
                    Sections 2.01 and 13.06 of the Indenture
                    ----------------------------------------


          The undersigned hereby certify, pursuant to the Junior Indenture, dated as of February 1, 1997 (the "Indenture"), between Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Company"), and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee"), that:

          A. There has been established pursuant to Board Resolutions duly adopted by the Board of Directors of the Company at its meeting held on December 19, 1996, as supplemented by resolutions adopted by the Board of Directors at its meeting held on January 21, 1997, a series of Debentures to be issued under the Indenture, which Debentures shall be in the form and shall include the Certificate of Authentication attached hereto and shall have the following (terms defined in the Indenture but not herein shall have the meanings given to such terms in the Indenture):

               1. The title of the Debentures of such series is "Junior Subordinated Debentures, Series A, Due 2017" (the "Series A Debentures");

               2. The limit upon the aggregate principal amount of the Series A Debentures which may be authenticated and delivered under the Indenture (except for Series A Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Series A Debentures) is $103,000,000;

               3. The Series A Debentures will be issued at 100% of their principal amount. The date on which the principal of the Series A Debentures is payable shall be February 4, 2017 (the "Stated Maturity");

               4. The Series A Debentures will bear interest at the rate of 8.36% per annum (the "Stated Rate");

               5. The principal of (and premium, if any) and interest on the Series A Debentures shall be payable and the Series A Debentures shall be surrendered for registration of transfer or exchange at the offices and agencies of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, or at such other location or locations selected by the Company, agreed to by the Trustee and consistent with the Indenture. Payment of the principal (and premium, if any) and interest due with respect to the Series A Debentures on any date on which the principal thereof becomes due and payable by its terms (whether at the Stated Maturity, upon earlier redemption or acceleration or otherwise) ("Maturity") will be made in immediately available funds upon surrender of the Series A Debentures at the place or places provided hereinabove, provided that the Series A Debentures are presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest other than at Maturity will be made by wire transfer to an account appropriately designated by the Person entitled thereto as it appears on the Debenture Register;

               6. Interest shall accrue from the original date of issuance of the Series A Debentures until the principal thereof becomes due and payable, and on any overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on any overdue installment of interest at the Stated Rate, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on March 31, 1997 to holders of record as they appear on the Debenture Register on the fifteenth day of the month in which an Interest Payment Date shall occur;

               7. The Company shall have the right at any time during the term of the Series A Debentures, from time to time, to extend the interest payment period of the Series A Debentures for a period (including any extensions thereof) not exceeding six consecutive quarters (each, an "Extension Period"), during which Extension Period interest will accumulate and compound quarterly (to the extent permitted by applicable law) at the Stated Rate and the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which Extension Period the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent that payment of such interest is permitted by applicable law). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed six consecutive quarters or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the holders of Series A Debentures and the Trustee written notice of its selection of an Extension Period at least one business day prior to the earlier of (i) the next Interest Payment Date and (ii) the date Hawaiian Electric Industries Capital Trust I, a Delaware statutory business trust (the "Trust"), is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of its Trust Preferred Securities of the record date or the date distributions thereon are payable, but in any event not less than one business day prior to such record date;

               8. At any time on or after February 4, 2002, the Company shall have the right to redeem the Series A Debentures, in whole or in part, from time to time, at a redemption price equal to 100% of the principal amount of the Series A Debentures to be redeemed plus accrued but unpaid interest, including any Additional Interest, if any, to the redemption date (the "Redemption Price") upon not less than 30 nor more than 60 days' notice.
     In addition, if, at any time, a Partnership Tax Event or a Partnership Investment Company Event (each, a "Partnership Special Event") shall occur and be continuing, the Company shall, unless, within 90 days following the occurrence of such Partnership Special Event, the General Partner elects to cause the Partnership Preferred Securities to remain outstanding, elect to redeem the Series A Debentures in whole (but not in part), upon not less than 30 nor more than 60 days' notice at the Redemption Price, provided that, if at the time there is available to the Company or the Partnership the opportunity to eliminate, within such 90-day period, such Partnership Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing another reasonable measure that in the sole judgment of the Company or the General Partner has or will cause no adverse effect on the Partnership, the General Partner, the Trust or the Company, the Company or the General Partner will pursue such measure in lieu of redemption;

               For the purposes of this Certificate:

               "Change in 1940 Act Law" shall mean any change on or after the date of the prospectus supplement relating to the issuance of the Trust Preferred Securities of the Trust in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority;

               "Partnership Investment Company Event" shall mean that the General Partner shall have requested and received an opinion of recognized independent legal counsel (which may be counsel to the Company) experienced in such matters to the effect that, as a result of the occurrence, on or after the date of the prospectus supplement relating to the Trust Preferred Securities of the Trust, of a Change in 1940 Act Law, there is more than an insubstantial risk that the Partnership is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended;

               "Partnership Tax Event" shall mean that the General Partner shall have requested and received an opinion of recognized independent tax counsel (which may be counsel to the Company) experienced in such matters to the effect that there has been a Tax Action resulting in there being more than an insubstantial risk that (a) the Partnership is, or will be, subject to United States federal income tax with respect to income accrued or received on the Affiliate Investment Instruments or the Eligible Debt Securities (each as defined in the Agreement of Limited Partnership), (b) the Partnership is, or will be, subject to more than a de minimus amount of other taxes, duties or other governmental charges, or (c) interest payable by an Investment Affiliate (as defined in the Agreement of Limited Partnership) with respect to any Affiliate Investment Instrument that is a debt security issued by such Investment Affiliate to the Partnership is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes;

               "Tax Action" shall mean (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or of any state or the District of Columbia or of any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of any official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of the Company or any of its Subsidiaries, the Partnership, or the Trust, or a threatened challenge asserted in writing in connection with any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Series A Debentures, the Partnership Preferred Securities, or the Trust Preferred Securities of the Trust, which amendment or change is adopted or which decision, pronouncement or proposed change is announced or which action, clarification or challenge occurs on or after the date of the prospectus supplement relating to such Trust Preferred Securities;

               9. There is no obligation of the Company to redeem or purchase the Series A Debentures pursuant to any sinking fund or analogous provision, or at the option of the holder thereof;

               10. The form of Series A Debentures, including the form of Certificate of Authentication, is attached hereto;

               11. The Series A Debentures will not be issued as a Global Debenture and there shall not be a Depository for any Global Debenture for the Series A Debentures;

               12. The Series A Debentures will be deposited as partnership assets in the Partnership;

               13. The Series A Debentures will not be sold to Persons who are not directly or indirectly owned or controlled by the Company and who are not Affiliates of the Company; and

               14. In case of any conflict between this certificate and the Series A Debentures in the form attached hereto, or between the above-mentioned Board Resolutions and the Series A Debentures in such forms, The Series A Debentures shall control.

          B. Each of the undersigned has read the Indenture, including the provisions of Sections 2.01 and 13.06 thereof and the definitions relating thereto, and the Board Resolutions referred to above. In the opinion of each of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment of the title and terms of a series of Debentures under the Indenture, designated as the Series A Debentures in this Officers' Certificate, and to the authentication and delivery by the Trustee of the Series A Debentures, have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with.

          IN WITNESS WHEREOF, the undersigned has hereunto executed this Officers' Certificate as of the 4th day of February, 1997.

                         /s/ Robert F. Mougeot
                         --------------------------------
                         Robert F. Mougeot
                         Financial Vice President and
                         Chief Financial Officer


                         /s/ Constance H. Lau
                         --------------------------------
                         Constance H. Lau
                         Treasurer

                          (FORM OF FACE OF DEBENTURE)

                                 No. __________

                       HAWAIIAN ELECTRIC INDUSTRIES, INC.

                 8.36% JUNIOR SUBORDINATED DEBENTURE, SERIES A,
                                    DUE 2017

                         $103,000,000 PRINCIPAL AMOUNT

          HAWAIIAN ELECTRIC INDUSTRIES, INC., a Hawaii corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________ or registered assigns, the principal sum of One Hundred Three Million Dollars ($103,000,000) on February 4, 2017 (the "Stated Maturity"), and to pay interest on said principal sum from the original date of issuance or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing March 31, 1997, at the rate of 8.36% per annum (the "Stated Rate"), plus Additional Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, except that, for any period shorter than a full 90-day quarter, interest will be computed on the basis of the actual number of days elapsed in such 90-
day quarter.   In the event that any date on which interest is payable on this
Debenture is not a business day, then payment of interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day (without any reduction in interest or other payments in respect of such early payment), in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to below, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in the Indenture) is registered at the close of business on the regular record date for such interest installment.

          Any interest on this Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Debentures of the same series

(herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

          (1) The Company may make payment of any Defaulted Interest on this Debenture to the Person or Persons in whose names this Debenture (or one or more Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on this Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Debentureholder at his or her address as it appears in the Debenture Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the person or persons in whose names this Debenture (or one or more Predecessor Debentures) is registered on such special record date and shall be no longer payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest on this Debenture in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Debenture may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          The Company shall have the right at any time during the term of this Debenture, from time to time, to extend the interest payment period of this Debenture for a period (including any extensions thereof) not exceeding six consecutive quarters (each, an "Extension Period"), during which Extension Period interest will accumulate and compound quarterly (to the extent permitted by applicable law) at the Stated Rate and the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which Extension Period the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent that payment of such interest is permitted by applicable law). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed six consecutive quarters or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the holder of this Debenture and the Trustee written notice of its selection of an Extension Period at least one business day prior to the earlier of (i) the next Interest Payment Date and (ii) the date Hawaiian Electric Industries Capital Trust I, a Delaware statutory business trust (the "Trust"), is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of its Trust Preferred Securities of the record date or the date such distributions are payable, but in any event not less than one business day prior to such record date.

          The principal of (and premium, if any) and interest on this Debenture shall be payable and this Debenture shall be surrendered for registration of transfer or exchange at the offices and agencies of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, or at such other location or locations selected by the Company, agreed to by the Trustee and consistent with the Indenture. Payment of the principal (and premium, if any) and interest due with respect to this Debenture on any date on which the principal hereof becomes due and payable by its terms (whether at the Stated Maturity, upon earlier redemption or acceleration or otherwise) ("Maturity") will be made in immediately available funds upon surrender of this Debenture at the place or places provided hereinabove, provided that this Debenture is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest other than at Maturity will be made by wire transfer to an account appropriately designated by the Person entitled thereto as it appears on the Debenture Register.

          The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his, her or its acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder of Senior Indebtedness upon said provisions.

          This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee by manual signature.

          The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


Dated:                           HAWAIIAN ELECTRIC INDUSTRIES,
                                 INC.


                                 By: __________________________
                                     Name:
                                     Title:


                                 By: __________________________
                                     Name:
                                     Title:

                         (FORM OF REVERSE OF DEBENTURE)

          This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), limited in aggregate principal amount to $103,000,000, all issued or to be issued in one or more series under and pursuant to a Junior Indenture dated as of February 1, 1997 (as it may be amended or supplemented from time to time, the "Indenture") duly executed and delivered between the Company and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), and pursuant to an Officers' Certificate dated February 4, 1997 (the "Officers' Certificate") duly executed by Robert F. Mougeot, Financial Vice President and Chief Financial Officer, and Constance H. Lau, Treasurer, of the Company, to which Indenture and said Officers' Certificate thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. By the terms of the Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture.

          At any time on or after February 4, 2002, the Company shall have the right to redeem the Debentures of this series, in whole or in part, from time to time, at a redemption price equal to 100% of the principal amount of Debentures to be redeemed plus accrued but unpaid interest, including any Additional Interest, if any, to the redemption date (the "Redemption Price") upon not less than 30 nor more than 60 days' notice.

          In addition, if, at any time, a Partnership Tax Event or a Partnership Investment Company Event (each, a "Partnership Special Event") shall occur and be continuing, the Company shall, unless, within 90 days following the occurrence of such Partnership Special Event, the General Partner elects to cause the Partnership Preferred Securities to remain outstanding, elect to redeem the Debentures of this series in whole (but not in part), upon not less than 30 nor more than 60 days' notice at the Redemption Price, provided that, if at the time there is available to the Company or the Partnership the opportunity to eliminate, within such 90-day period, such Partnership Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing another reasonable measure that in the sole judgment of the Company or the General Partner has or will cause no adverse effect on the Partnership, the General Partner, the Trust or the Company, the Company or the General Partner will pursue such measure in lieu of redemption.

          For purposes of this Debenture:

          "Change in 1940 Act Law" shall mean any change on or after the date of the prospectus supplement relating to the issuance of the Trust Preferred Securities of the Trust in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority;

          "Partnership Investment Company Event" shall mean that the General Partner shall have requested and received an opinion of recognized independent legal counsel (which may be counsel to the Company) experienced in such matters to the effect that, as a result of the occurrence, on or after the date of the prospectus supplement relating to the Trust Preferred Securities of the Trust, of a Change in 1940 Act Law, there is more than an insubstantial risk that the Partnership is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended;

          "Partnership Tax Event" shall mean that the General Partner shall have requested and received an opinion of recognized independent tax counsel (which may be counsel to the Company) experienced in such matters to the effect that there has been a Tax Action resulting in there being more than an insubstantial risk that (a) the Partnership is, or will be, subject to United States federal income tax with respect to income accrued or received on the Affiliate Investment Instruments or the Eligible Debt Securities (each as defined in the Agreement of Limited Partnership), (b) the Partnership is, or will be, subject to more than a de minimus amount of other taxes, duties or other governmental charges, or (c) interest payable by an Investment Affiliate (as defined in the Agreement of Limited Partnership) with respect to any Affiliate Investment Instrument that is a debt security issued by such Investment Affiliate to the Partnership is not, or will not be, deductible by such Investment Affiliate for United States federal income tax purposes; and

          "Tax Action" shall mean (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or of any State or the District of Columbia or of any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of any official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of the Company or any of its Subsidiaries, the Partnership, or the Trust, or a threatened challenge asserted in writing in connection with any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures of this series, the Partnership Preferred Securities, or the Trust Preferred Securities of the Trust, which amendment or change is adopted or which decision, pronouncement or proposed change is announced or which action, clarification or challenge occurs on or after the date of the prospectus supplement relating to such Trust Preferred Securities.

          In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

          In case an Event of Default with respect to the Debentures of this series shall have occurred and be continuing, the principal of all of the Debentures of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions for satisfaction and discharge at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time Outstanding (and such consent of the holders of the Trust Preferred Securities and the Trust Common Securities of the Trust as may be required under the Trust Agreement of the Trust) to modify the Indenture in a manner affecting the rights of the holders of the Debentures of such series; provided, however, that no such modification may, without the consent of the holder of each Debenture (and such consent of the holders of the Trust Preferred Securities and the Trust Common Securities of the Trust as may be required under the Trust Agreement of the Trust) then Outstanding and affected thereby, (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof (including in the case of a discounted Debenture the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable upon the redemption thereof, or make the principal of or interest or premium, if any, on the Debentures of such series payable in any coin or currency other than that provided in the Debentures of such series, or impair or affect the right of any Debentureholder to institute suit for the payment thereof or the right of prepayment, if any, at the option of the Debentureholder, (ii) reduce the aforesaid percentage of Debentures of such series, the holders of which are required to consent to any such modification, or (iii) otherwise adversely affect the interest of the holders of the Debentures of such series.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the currency herein prescribed, in accordance with the terms of the Indenture, this Debenture and the Officers' Certificate.

          As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency provided by the Company for that purpose accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto, subject to certain limitations set forth in the Indenture.

          Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any Paying Agent and the Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, the Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the holder surrendering the same.

          All terms used in this Debenture that are defined in the Indenture and the Officers' Certificate shall have the meanings assigned to them in the Indenture and the Officers' Certificate.

          THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Debentures of the series designated herein referred to in the within-mentioned Indenture and Officers' Certificate.


THE BANK OF NEW YORK
as Trustee


By: __________________________
    Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned assigns and transfers this Debenture to:
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(INSERT ASSIGNEE'S SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(INSERT ADDRESS AND ZIP CODE OF ASSIGNEE)

and irrevocably appoints
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him or her.

Date: ______________________________

Signature: _________________________

(SIGN EXACTLY AS YOUR NAME APPEARS IN THIS DEBENTURE)